EX-3.5

          CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION


                            CERTIFICATE OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                              FREESTAR TECHNOLOGIES


We, Paul Egan and Ciaran Egan, certify that :

     1. The original articles of the Company were filed with the Office of the Secretary of State on November 17, 1999.

     2. Pursuant to a unanimous written consent of the Board of Directors of the Company, the Company hereby adopted the following amendments to the Articles of Incorporation of this Corporation:

     Article 1 of the Articles of Incorporation is amended to change the name of the Company to "FreeStar Technology Corporation".

     3. A majority of the issued and outstanding shares of common stock of the Company approved of this amendment to the Articles of Incorporation by written consent.

Dated: February 24, 2003.

                                            /s/  Paul Egan
                                            Paul Egan, President


                                           /s/  Ciaran Egan
                                           Ciaran Egan, Secretary